AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 2009
REGISTRATION NO. 333-
UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

ALADDIN KNOWLEDGE SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

_________________

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

_________________

35 EFAL STREET, PETACH TIKVA 49511, ISRAEL
(Address of Principal Executive Offices) (Zip Code)

ALADDIN KNOWLEDGE SYSTEMS LTD. WORLDWIDE 2003 SHARE OPTION PLAN
(Full title of the plan)

Aladdin Knowledge Systems, Inc.
601 Campus Dr. Ste C-1
Arlington Heights, IL 60004
(Name and address of agent for service)

(847) 818-3800
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [X]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [ ]

_________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Worldwide 2003 Share Option Plan, Ordinary Shares, par value NIS 0.01 per share	500,000	$6.06(*)	$3,027,500(*)	$118.98

(*)
Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the filing fee on the basis of $6.06 per share, which represents the average of the high and low prices of the Ordinary Shares as reported on  the NASDAQ Global Market on December 31, 2008, which is within five (5) business days prior to the date of this Registration Statement.

EXPLANATORY NOTE

On November 30, 2004, Aladdin Knowledge Systems Ltd. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-120841) relating to 500,000 ordinary shares to be offered and sold under the Registrant’s Worldwide 2003 Share Option Plan (the “Plan”).

In addition, on June 29, 2006, the Registrant filed with the Commission a Registration Statement on Form S-8 (file No. 333-135450) relating to an increase of an additional 500,000 ordinary shares to be offered and sold under the Plan.

In addition, on October 18, 2007, the Registrant filed with the Commission a Registration Statement on Form S-8 (file No. 333-146793) relating to an increase of an additional 250,000 ordinary shares to be offered and sold under the Plan.

The contents of all such prior Registration Statements are incorporated by reference into this Registration Statement.

This Registration Statement relates to an increase of an additional 500,000 ordinary shares to be offered and sold under the Plan pursuant to the automatic share increase provisions of the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                            Exhibits.

The following exhibits are filed herewith:

Exhibit No.         Description

5.1	Opinion of Herzog, Fox & Neeman.

23.1	Consent of Kost, Forer, Gabbay & Kasierer.

23.2	Consent of Blick Rothenberg.

23.3	Consent of Herzog, Fox & Neeman (contained in Exhibit 5.1 herein).

24.1	Powers of Attorney (contained in the signature page herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, State of Israel, on January 7, 2009.

                                                ALADDIN KNOWLEDGE SYSTEMS LTD.

                                                By: /s/ Yanki Margalit
                               Yanki Margalit
                                                   Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Yanki Margalit, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all future amendments (including post-effective amendments) to the Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Yanki Margalit Yanki Margalit	Chairman of the Board and Chief Executive Officer (principal executive officer)	January 7, 2009
/s/ Aviram Shemer Aviram Shemer	Chief Financial Officer (principal financial officer and principal accounting officer)	January 7, 2009
/s/ David Assia David Assia	Director	January 7, 2009
/s/ Menahem Gutterman Menahem Gutterman	Director	January 7, 2009
/s/ Orna Berry Orna Berry	Director	January 7, 2009
/s/ Dany Margalit Dany Margalit	Director	January 7, 2009
Authorized Representative in the United States: Aladdin Knowledge Systems, Inc. By: /s/ John Gunn John Gunn		January 7, 2009

EXHIBIT INDEX

5.1	Opinion of Herzog, Fox & Neeman.

23.1	Consent of Kost, Forer, Gabbay & Kasierer.

23.2	Consent of Blick Rothenberg.

23.3	Consent of Herzog, Fox & Neeman (contained in Exhibit 5.1 herein).

24.1	Powers of Attorney (contained in the signature page herein).